EXHIBIT 7

                         CONSENT OF EDWIN L. KERR, ESQ.


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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 17 to the Registration Statement on Form S-6 (File No. 33-6793) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                Very truly yours,

Dated :  May 1, 2000                  /s/ Edwin L. Kerr
                                      -----------------
                                      Edwin L. Kerr, Counsel

                                      Phoenix Home Life Mutual Insurance Company